Exhibit (c) (3)

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Financial Valuation Group

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Fairness Opinion
As of January 12, 2004

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Transaction Terms

•        The terms of the restructuring plan are:

•                  A reverse split of the Common Shares outstanding by a ratio of one share for every four shares outstanding

•                  An exchange of Common Stock for each share of Series A Preferred Stock, with an exchange ratio currently estimated to be 1.05 shares of Reverse Stock Split Common Stock for each share of Series A Preferred Stock, or an exchange of Series 1 Preferred Stock, with an exchange ratio currently estimated to be 1.0 share of Series 1 Preferred Stock for each share of Series A Preferred Stock

•                  An exchange of Common Stock for each share of Series B Preferred Stock, with an exchange ratio currently estimated to be 0.35 of a share of Reverse Stock Split Common Stock for each share of Series B Preferred Stock

Post-Restructuring Valuation Range

•        Methods Applied

	Low	High

Dividend Yield Analysis	$19.34	$24.54

FFO Analysis	$16.95	$18.17

NAV Analysis	$15.73	$19.16

Average	$17.34	$20.63

Common Stock Opinion

•        Value range

	Prices	Estimated Values
1/9/04 Market Price	15.40	17.34	20.63
Current Dividend	none
Estimated Dividend	1.12

*For comparison purposes, the market price reflects the 4 to 1 reverse stock split.

•        Considerations

•                  Potential market cap appreciation

•                  Enhanced board representation

•                  Enhanced analyst coverage

•                  Greater institution participation

Preferred Series A Opinion

•        Scenario 1 – Full Conversion to Common

•        Value range

Series A Preferred - Converted to Common

	Prices	Estimated Values

1/9/04 Market Price	16.30
Converted Market Price	17.12	17.34	20.63
Redemption Price	16.00
Dividends	1.40 pre-transaction	1.12 estimated post-transaction

•        Considerations

•                  Potential market cap appreciation

•                  Enhanced voting power

•                  Enhanced analyst coverage

•                  Greater institution participation

•        Scenario 2 – 49.7 % Common Conversion, 25.0% Series 1 Preferred Conversion, and 25.3% Remains Series A Preferred

•        Value range

Series A Preferred - Converted to Common

	Prices	Estimated Values

1/9/04 Market Price	16.30
Converted Market Price	17.12	17.34	20.63
Redemption Price	16.00
Dividends	1.40 pre-transaction	1.12 estimated post-transaction

Series A Preferred – Converted to Series 1

	Prices	Estimated Values
Par Value		16.00
Redemption Price	17.00
Dividends	1.16

•        Considerations

•                  Decrease in dividends from $1.40 per share to $1.16 per share

•                  Minimal loss in representation as Series A Preferred Stockholders are entitled to only 1/10th of a voting right per each share of preferred stock

•                  The current yield generated by the Series 1 Preferred Stock appears reasonable when compared to similar REIT preferred shares in Price Legacy’s industry sector

•                  In addition, the Series 1 Preferred Shareholders stands to gain an additional $1.00 per share over the Series A if and when a redemption occurs

•        Scenario 3 – 49.7 % Common Conversion and 50.3% Remains Series A Preferred

•        Value range

Series A Preferred - Converted to Common

	Prices	Estimated Values

1/9/04 Market Price	16.30
Converted Market Price	17.12	17.34	20.63
Redemption Price	16.00
Dividends	1.40 pre-transaction	1.12 estimated post-transaction

Series A Preferred - Stays Unconverted

1/9/04 Market Price	16.30
Redemption Price	16.00
Dividends	1.40 pre-transaction

•        Considerations

•                  Retention of current benefits with a limited window of 2 years due to likely redemption at $16.00 per share

Valuation Analysis

Dividend Yield Analysis

Comparable Company	Ticker	1/9/04 Stock Price	Dividend	Dividend Yield

Acadia Realty Trust	AKR	$12.58	$0.60	4.8%
Developers Divers Realty	DDR	$32.95	$1.64	5.0%
Federal Realty Investment	FRT	$38.42	$1.96	5.1%
Kimco Realty	KIM	$44.47	$2.10	4.7%
Macerich Company	MAC	$44.72	$2.28	5.1%
New Plan Excel Realty	NXL	$24.78	$1.65	6.7%
Pan Pacific Realty	PNP	$48.75	$1.90	3.9%
Regency Centers	REG	$39.95	$2.08	5.2%
Weingarten Realty Investors	WRI	$46.00	$2.46	5.3%

Low:				3.9%
High:				6.7%
Average:				5.1%
Median:				5.1%

•                  The value range was established with consideration of Price Legacy’s quality real estate portfolio and potential for growth in the next few years

•                  Using estimated common dividends to be distributed in 2004 and the observed dividend yield range, we calculated a range of Price Legacy’s value per share

	Low	High
Fair Market Value Per Share	$16.82	$22.02
Plus: Non-Core Asset Value Per Share	2.52	2.52
Fair Market Value Per Share	$19.34	$24.54

•                  As the value indications represent that of core operations, the per-share value of non-core assets (i.e., raw land and real property) was added to derive the total value per share

NON CORE PROPERTIES	Estimated Market Value(1)

Total Income Properties Held for Sale	$47,850
Total Raw Land Held for Sale	69,323

TOTAL NON CORE REAL PROPERTIES	$117,173

Divide by Total Number of Shares	46,483,746

Total Non Core Real Properties Value per Share	$2.52

(1) Information provided by Price Legacy Corporation management.

Funds From Operations (FFO) Analysis

•                  Estimated FFO data for comparable companies were from industry publications and analyst research reports

•                  The value range was established with consideration of Price Legacy’s quality real estate portfolio and potential for growth in the next few years

Comparable Company	Ticker	1/9/04 Stock Price	2002 FFO/Share	2003E Pro Forma FFO/Share	2004E FFO/Share	2002 - 2003 YOY FFO Growth	2003 - 2004 YOY FFO Growth	Price/ 2003E FFO

Acadia Realty Trust	AKR	$12.58	$1.00	$0.94	$0.99	-6.0%	5.3%	13.4
Developers Divers Realty	DDR	$32.95	$2.50	$2.62	$2.86	4.8%	9.2%	12.6
Federal Realty Investment	FRT	$38.42	$2.63	$2.61	$2.81	-0.8%	7.7%	14.7
Kimco Realty	KIM	$44.47	$3.02	$3.22	$3.48	6.6%	8.1%	13.8
Macerich Company	MAC	$44.72	$3.26	$3.55	$3.80	8.9%	7.0%	12.6
New Plan Excel Realty	NXL	$24.78	$1.88	$1.87	$1.98	-0.5%	5.9%	13.3
Pan Pacific Realty	PNP	$48.75	$2.94	$3.33	$3.55	13.3%	6.6%	14.6
Regency Centers	REG	$39.95	$2.91	$2.96	$3.18	1.7%	7.4%	13.5
Weingarten Realty Investors	WRI	$46.00	$3.24	$3.36	$3.71	3.7%	10.4%	13.7

Price Legacy Corporation*	XLG	$15.40	$0.96	$1.06	$1.11	11.1%	4.4%

Low:			$1.00	$0.94	$0.99	-6.0%	5.3%	12.6
High:			$3.26	$3.55	$3.80	13.3%	10.4%	14.7
Average:			$2.60	$2.72	$2.93	3.5%	7.5%	13.6
Median:			$2.91	$2.96	$3.18	3.7%	7.4%	13.5

*FFO does not include operating income from non-core assets as identified by management.

•                  Price Legacy’s 2003 estimated FFO was adjusted to exclude net operating income (NOI) from non-core assets

•                  Per-share values of non-core assets were again added to each value indication

	Low	High

Fair Market Value Per Share	$14.43	$15.65
Plus: Non-Core Asset Value Per Share	2.52	2.52
Fair Market Value Per Share	$16.95	$18.17

Net Asset Value (NAV) Analysis

•                  We reviewed management-provided information and prepared capitalization rates for each property in the core asset portfolio

•                  We reviewed and relied on management-provided market value of non-core assets

•                  We reviewed and relied on management-provided market value of notes receivables

•                  NAV is derived as the difference between the market value of assets and the market value of liabilities

•                  As evidenced by the table to the right the market provides a premium to the NAV

•                  The range was established using the average and high of observed premiums

Comparable Company	Ticker	NAV/Share (2003E)	Price / NAV per Share

Acadia Realty Trust	AKR	$10.45	120.4%
Developers Divers Realty	DDR	NA	NA
Federal Realty Investment	FRT	$35.83	107.2%
Kimco Realty	KIM	$31.00	143.5%
Macerich Company	MAC	$31.60	141.5%
New Plan Excel Realty	NXL	$17.98	137.8%
Pan Pacific Realty	PNP	NA	NA
Regency Centers	REG	NA	NA
Weingarten Realty Investors	WRI	$32.51	141.5%

Low:		$10.45	107.2%
High:		$35.83	143.5%
Average:		$26.56	132.0%
Median:		$31.30	139.7%

			Fair Market Value
	Book Value	Low	Variation	High	Variation

ASSETS

Cash and Cash Equivalents	$10,310	$10,310	100.0%	$10,310	100.0%
Accounts Receivable	1,945	1,945	100.0%	1,945	100.0%
Other Current Assets	14,523	14,523	100.0%	14,523	100.0%
Other Investments	NA	34,562	NA	34,562	NA
Other Assets	NA	5,000	NA	5,000	NA

Current Assets	NA	66,340	NA	66,340	NA

Fixed Assets	NA		NA		NA
Core Income Properties	NA		NA		NA
West Coast Properties	NA	244,926	NA	260,824	NA
East Coast Properties	NA	701,116	NA	747,578	NA
Total Core Income Properties	NA	946,042	NA	1,008,402	NA

Developed Projects	NA	60,178	NA	64,189	NA
Joined Venture Properties	NA	6,250	NA	6,667	NA
Total Core Properties	NA	1,012,469	NA	1,079,258	NA

Properties Held For Sale	NA		NA		NA
Income Properties Held For Sale	NA	47,850	NA	47,850	NA
Raw Land Held for Sale	NA	69,323	NA	69,323	NA
Total Properties Held for Sale	NA	117,173	NA	117,173	NA

Total Fixed Assets	NA	1,129,642	NA	1,196,431	NA

Total Assets	$1,332,728	$1,195,982	89.7%	$1,262,772	94.8%

LIABILITIES

Mortgages and notes payable	$544,570	$544,570	100.0%	$544,570	100.0%
Revolving Line of Credit	71,600	71,600	100.0%	71,600	100.0%
Accounts Payable and Other Liabilities	25,910	25,910	100.0%	25,910	100.0%

Total Liabilities	$642,080	$642,080	100.0%	$642,080	100.0%

Indicated Net Asset Value		$553,903		$620,692

Indicated Net Asset Value of Price Legacy Corporation (Rounded)		$554,000		$621,000

Number of Share of Common Stock Outstanding		46,483,746		46,483,746

Indicated Per Share Net Asset Value of Price Legacy Corporation		$11.92		$13.36

Multiply Price/NAV Premium		132.0%		143.5%

Indicated Per Share Net Asset Value of Price Legacy Corporation		$15.73		$19.16

Comparable REIT Preferred Stock Analysis

Comparable Company	Ticker	1/9/04 Stock Price	Dividend	Dividend Yield

Developers Diversified	DDR.F	$26.83	$2.15	8.0%
Developers Diversified	DDR.G	$26.98	$2.00	7.4%
Developers Diversified	DDR.H	$26.15	$1.84	7.0%
Federal Realty Investment	FRT.B	$27.52	$2.12	7.7%
Kimco	KIM.F	$25.97	$1.66	6.4%
New Plan Excel Realty	NXL.E	$26.67	$1.91	7.2%
Regency Centers	REG.C	$27.40	$1.86	6.8%
Weingarten Realty	WRI.D	$26.63	$1.69	6.3%

Low:				6.3%
High:				8.0%
Average:				7.1%
Median:				7.1%

Note: AAA’s analysis excludes similar REIT preferred security that is callable in the next 6 months.